SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                               TRENWICK GROUP LTD.
             (Exact name of registrant as specified in its charter)

              Bermuda                                   98-0232340
--------------------------------------------------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

              Continental Building
              25 Church Street
              Hamilton HM 12 Bermuda                        Not applicable
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                     (Zip Code)

                              ---------------------

                                 COLEMAN D. ROSS
               EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                               TRENWICK GROUP LTD.
                              CONTINENTAL BUILDING
                                25 CHURCH STREET
                                 HAMILTON HM 12
                                     BERMUDA
                                 (441) 292-3339
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                               ------------------

                       Trenwick Group Inc. 1989 Stock Plan
        Trenwick Group Inc. 1993 Non-Employee Directors Stock Option Plan
                   Trenwick Group Inc. 1993 Stock Option Plan
                  Trenwick Group Inc. 1996 RB Stock Option Plan
            LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan
           Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan
     Chartwell Re Corporation 1996 Non-Employee Directors Stock Option Plan
                      Chartwell Re 1993 Stock Option Plan
                           (Full titles of the plans)



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


                               ------------------

                         CALCULATION OF REGISTRATION FEE
  ==============================================================================

  Title of          Amount to be   Offering    Proposed maximum     Amount of
  Securities        Registered     price per   aggregate offering   registration
  to be             (1)(2)         share (3)   offering             fee
  registered                                   price (3)
  ----------------  -------------  ----------  ------------------   ------------

  Common Shares,     3,923,793      $23.2290     $91,145,787        $24,062.49
  par value $0.10
  per share
  (including the
  associated
  rights) (4)
  ==============================================================================

  (1) This Registration Statement also covers such indeterminable number of additional Common Shares as may be issuable pursuant to the antidilution provisions of the Trenwick Group Inc. 1989 Stock Option Plan, the Trenwick Group Inc. 1993 Non-employee Directors Stock Option Plan, the Trenwick Group Inc. 1993 Stock Option Plan, the Trenwick Group Inc. 1996 RB Stock Option Plan, the Chartwell Re 1993 Stock Option Plan, the Chartwell Re
      Corporation 1996 Non-Employee Directors Stock Option Plan and the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan.
  (2) Represents 80,503 Common Shares issuable under the Trenwick Group Inc. 1989 Stock Plan, 67,500 Common Shares issuable under the Trenwick Group Inc. 1993 Non-Employee Directors Stock Option Plan, 1,699,960 Common Shares issuable under the Trenwick Group Inc. 1993 Stock Option Plan, 1,125 Common Shares issuable under the Trenwick Group Inc. 1996 RB Stock Option Plan, 865,095 Common Shares issuable under the LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan, 420,910 Common Shares issuable under the Chartwell Re 1993 Stock Option Plan, 41,250 Common Shares issuable under the Chartwell Re Corporation 1996 Non-Employee Directors Stock Option Plan and 747,450 Common Shares issuable under the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan.
  (3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the offering price per share and the proposed maximum aggregate offering price for previously issued restricted stock and authorized and unissued securities under the plans have been computed on the basis of the average high and low price of the Common Shares reported on the New York Stock Exchange on October 6, 2000. Also pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed offering price per share and the maximum aggregate offering price for previously issued stock options have been computed on the basis of the price at which the options may be exercised.
  (4) Includes associated rights to purchase one one-hundredths of a share of Trenwick Series A First Preferred Shares. Until the occurrence of certain prescribed events, such rights are not exercisable. Such rights are evidenced by the certificates representing Trenwick common stock and will be transferred only with such shares.
  ------------------------------------------------------------------------------





















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


                                EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is filed by Trenwick Group Ltd. (the "Company) in order to take into account the effect of assumption of the Trenwick Group Inc. 1989 Stock Plan, the Trenwick Group Inc. 1993 Non-Employee Directors Stock Option Plan, the Trenwick Group Inc. 1993 Stock Option Plan and the Trenwick Group Inc. 1996 RB Stock Option Plan the Chartwell Re 1993 Stock Option Plan, the Chartwell Re Corporation 1996
Non-Employee Directors Stock Option Plan, the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan and the LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan (collectively, the "Plans") in connection with the transactions contemplated by the Agreement, Schemes of Arrangement and Plan of Reorganization, dated as of December 19, 1999, amended and restated as of March 20, 2000 and amended as of June 28, 2000, by and among LaSalle Re Holdings Limited, LaSalle Re Limited, Trenwick Group Inc. and the Company (formerly known as Gowin Holdings International Limited).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 as amended and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         (a) The description of the Company's capital stock contained in the Company's Registration Statement on Form S-4 (File no. 333-44290), including any amendments or reports filed for the purpose of updating such description.

         (b) The description of the Company's Preferred Stock Purchase Rights, contained in the Company's Form 8-A12B filed with the Commission on October 2, 2000 (File no. 001-16089).

         All documents filed by Trenwick with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.


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

Item 5.  Interests of Named Experts and Counsel.

         Appleby Spurling & Kempe, whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto.

Item 6. Indemnification of Directors and Officers.

         Pursuant to the provisions of the Companies Act 1981 of Bermuda, the Company has adopted provisions in its Bye-Laws which require it to indemnify its directors and officers in certain circumstances and specifically to indemnify its directors and officers against all amounts actually and reasonably incurred to the Company or its shareholders by reason of a breach of duty to the Company, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe that the conduct was unlawful, and except for any claim, issue or matter as to which such person shall have been finally adjudged to be liable for willful negligence, willful default, fraud or dishonesty in the performance of the duty to the Company.

         The Company also maintains insurance on its directors and officers, which covers liabilities under the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1      Specimen  Stock  Certificate (incorporated by  reference  from
                  Exhibit 4.2 to the Company's Registration Statement on Form S-4 (File no. 333-44290).

         5.1 Opinion of Appleby Spurling & Kempe as to the legality of the securities offered

         23.1     Consent of Appleby Spurling & Kempe (included in Exhibit 5.1).

         23.2     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Deloitte & Touche

         23.4     Consent of KMPG Peat Marwick

         24.1 Power of Attorney (included on page 6 of this Registration Statement).

         99.1     Trenwick Group Inc. 1989 Stock Plan, as amended.

         99.2 Trenwick Group Inc. 1993 Non-Employee Directors Stock Option Plan, as amended.

         99.3     Trenwick Group Inc. 1993 Stock Option Plan, as amended.

         99.4     Trenwick Group Inc. 1996 RB Stock Option Plan, as amended.



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

         99.5     Chartwell Re 1993 Stock Option Plan, as amended.

         99.6 Chartwell Re Corporation 1996 Non-Employee Directors Stock Option Plan, as amended.

         99.7 Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan, as amended.

         99.8 LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan, as amended.

Item 9.   Undertakings.

         The Company hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of Trenwick's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Trenwick pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of Trenwick in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Trenwick will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Country of Bermuda, on the 10th day of October 2000.

                                          TRENWICK GROUP LTD.



                                          By: /s/ James F. Billett, Jr.
                                             ---------------------------------
                                            James F. Billett, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Trenwick Group Ltd. whose signature follows constitutes and appoints each of James F. Billett, Jr. and Coleman D. Ross as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.


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


         Signature                                                  Date
         ---------                                                  ----


/s/ James F. Billett, Jr.                                    October 10, 2000
------------------------------------
James F. Billett, Jr.
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)


/s/ Coleman D. Ross                                          October 10, 2000
------------------------------------
Coleman D. Ross
ExecutiveVice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/ W. Marston Becker                                        October 10, 2000
------------------------------------
W. Marston Becker
Director


/s/ Anthony S. Brown                                         October 10, 2000
------------------------------------
Anthony S. Brown
Director


/s/ Richard E. Cole                                          October 10, 2000
------------------------------------
Richard E. Cole
Director


/s/ Robert M. DeMichele                                      October 10, 2000
------------------------------------
Robert M. DeMichele
Director


/s/ Robert V. Deutsch                                        October 10, 2000
------------------------------------
Robert V. Deutsch
Director


/s/ Neil Dunn                                                October 10, 2000
------------------------------------
Neil Dunn
Director


/s/ Clement S. Dwyer                                         October 10, 2000
------------------------------------
Clement S. Dwyer
Director


/s/ Frank E. Grzelecki                                       October 10, 2000
------------------------------------
Frank E. Grzelecki
Director


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


/s/ P. Anthony Jacobs                                        October 10, 2000
------------------------------------
P. Anthony Jacobs
Director


/s/ Peter J. Rackley                                         October 10, 2000
------------------------------------
Peter J. Rackley
Director


/s/ Joseph D. Sargent                                        October 10, 2000
------------------------------------
Joseph D. Sargent
Director


/s/ Frederick D. Watkins                                     October 10, 2000
------------------------------------
Frederick D. Watkins
Director


/s/ Stephen R. Wilcox                                        October 10, 2000
------------------------------------
Stephen R. Wilcox
Director



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



                                  EXHIBIT INDEX


Exhibit
  No.
-------

4.1 Specimen Stock Certificate (incorporated by reference from Exhibit 4.2 to the Company's Registration Statement on Form S-4 (File No.333-44290).

5.1 Opinion of Appleby Spurling & Kempe as to the legality of the securities offered.

23.1    Consent of Appleby Spurling & Kempe (included in Exhibit 5.1).

23.2    Consent of PricewaterhouseCoopers LLP.

23.3    Consent of Deloitte & Touche.

23.4    Consent of KMPG Peat Marwick.

24.1    Power of Attorney (included on page 6 of this Registration Statement).

99.1    Trenwick Group Inc. 1989 Stock Plan, as amended.

99.2 Trenwick Group Inc. 1993 Non-Employee Directors Stock Option Plan, as amended.

99.3    Trenwick Group Inc. 1993 Stock Option Plan, as amended.

99.4    Trenwick Group Inc. 1996 RB Stock Option Plan, as amended.

99.5    Chartwell Re 1993 Stock Option Plan, as amended.

99.6 Chartwell Re Corporation 1996 Non-Employee Directors Stock Option Plan, as amended.

99.7    Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan, as amended.

99.8    LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan, as amended.





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